DIVISION OF
CORPORATION FINANCE

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

March 26, 2019

CERTIFIED MAIL
TRACKING # 70172400000008371408
RETURN RECEIPT REQUESTED

Jordan Hoffner, CEO
SALON MEDIA GROUP INC
870 Market Street
San Francisco, CA 94102

Re: SALON MEDIA GROUP INC
File No. 0-26395

Dear Jordan Hoffner:

We are writing to address the reporting responsibilities under the Securities Exchange Act of 1934 of the referenced company. For ease of discussion in this letter, we will refer to the referenced company as the "Registrant."

It appears that the Registrant is not in compliance with its reporting requirements under Section 13(a) of the Securities Exchange Act of 1934. If the Registrant is in compliance with its reporting requirements, please contact us (through the contact person specified below) within fifteen days from the date of this letter so we can discuss the reasons why our records do not indicate that compliance. If the Registrant is not in compliance with its reporting requirements, it should file all required reports within fifteen days from the date of this letter.

If the Registrant has not filed all required reports within fifteen days from the date of this letter, please be aware that the Registrant may be subject, without further notice, to an administrative proceeding to revoke its registration under the Securities Exchange Act of 1934. This administrative proceeding would be brought by the Commission's Division of Enforcement pursuant to Section 12(j) of the Securities Exchange Act of 1934. If the Registrant's stock is trading, it also may be subject to a trading suspension by the Commission pursuant to Section 12(k) of the Securities Exchange Act of 1934.

Finally, please consider whether the Registrant is eligible to terminate its registration under the Securities Exchange Act of 1934. If the Registrant is eligible to terminate its registration, it would do so by filing a Form 15 with the Commission. While the filing of a Form 15 may cease the Registrant's on-going requirement to file periodic and current reports, it would **not** remove the Registrant's obligation to file all reports required under Section 13(a) of the Securities Exchange Act of 1934 that were due on or before the date the Registrant filed its Form 15. Again, if the Registrant is eligible to terminate its registration under the Securities Exchange Act of 1934, please note that the filing of a Form 15 would not remove the Registrant's requirement to file delinquent Securities Exchange Act of 1934 reports – the Registrant would still be required to file with the Commission all periodic reports due on or before the date on which the Registrant filed a Form 15.

If you should have a particular question in regard to this letter, please contact the undersigned at (202) 551-3245 or by email at OEL_DFP@sec.gov.

Sincerely,

/s/ Marva D. Simpson

Marva D. Simpson
Special Counsel
Office of Enforcement Liaison
Division of Corporation Finance